Exhibit 99.1

Houlihan Lokey Reports Certain Revised Financial Information

LOS ANGELES and NEW YORK – May 25, 2023 – Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey” or the “Company”), the global investment bank, today reported certain revised financial information for the fiscal year and fourth fiscal quarter ended March 31, 2023.

On May 9, 2023, Houlihan Lokey announced financial results for the fiscal year and fourth fiscal quarter ended March 31, 2023. Subsequent to this announcement, staff of the Securities and Exchange Commission’s (the “SEC”) Division of Enforcement proposed a potential settlement with Houlihan Lokey to resolve an investigation of Houlihan Lokey’s compliance with records preservation requirements related to business communications sent over off-channel electronic messaging platforms. The SEC has conducted similar investigations of other financial institutions as part of a widely publicized industry sweep that has already included publicly announced settlements with 14 firms to date, with civil penalties ranging from $7.5 million to $125 million each, and aggregating over $1.2 billion. Houlihan Lokey has notified the SEC’s Division of Enforcement of its present intention to agree to a settlement to resolve the investigation that includes a $15 million civil penalty. The potential settlement is subject to the negotiation of definitive documentation, which is expected to include terms consistent with previously announced settlements between other firms and the SEC, and any formal offer, proposed civil penalty, and additional terms submitted by the Company would be subject to approval by the Commission. As a result of the foregoing, while finalizing its financial statements for inclusion in its Annual Report on Form 10-K for the fiscal year ended March 31, 2023, Houlihan Lokey determined that it should recognize a $15 million accrual in other (income)/expense, net for the fourth fiscal quarter and fiscal year ended March 31, 2023 relating to the anticipated settlement with the SEC.

The effect of the accrual reduced net income, as originally reported on May 9, 2023, of $75 million and $269 million to $60 million and $254 million for the fourth fiscal quarter and fiscal year ended March 31, 2023, respectively, and reduced earnings per fully diluted share as originally reported of $1.10 and $3.98 to $ 0.88 and $3.76 for the fourth fiscal quarter and fiscal year ended March 31, 2023, respectively, in each case as calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”).

The accrual had no impact on the amounts of revenue, as reported in the previously released financial results. The full amount of the $15 million accrual recorded in other (income)/expense, net has been added back to adjusted earnings per fully diluted share such that the amounts of adjusted earnings per fully diluted share of $1.11 and $4.54 for the fourth fiscal quarter and fiscal year ended March 31, 2023, respectively, included in the previously released financial results remain unchanged.

Adjusted earnings per fully diluted share, and certain adjusted items used to determine adjusted earnings per fully diluted share, are presented and discussed in this press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of non-recurring charges associated with the Company’s non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. The firm serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for global M&A transactions under $1 billion, the No. 1 M&A advisor for the past eight consecutive years in the U.S., the No. 1 global restructuring advisor for the past nine consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by Refinitiv.

HOULIHAN LOKEY, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$444,767	$471,166	$1,809,447	$2,269,958
Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$282,937	$293,580	$1,147,879	$1,408,634
Less: Acquisition related retention payments	(9,407)	(3,812)	(35,070)	(12,609)

Employee compensation and benefits expenses (adjusted)	273,530	289,768	1,112,809	1,396,025
Non-compensation expenses
Non-compensation expenses (GAAP)	$71,206	$78,977	$319,830	$248,460
Less: Integration and acquisition related costs	—	(3,793)	(2,325)	(21,598)
Less: Acquisition amortization	(3,215)	(15,807)	(44,971)	(33,937)

Non-compensation expenses (adjusted)	67,991	59,377	272,534	192,925
Operating income
Operating income (GAAP)	$90,624	$98,609	$341,738	$612,864
Plus: Adjustments (1)	12,622	23,412	82,366	68,144

Operating income (adjusted)	103,246	122,021	424,104	681,008
Other (income)/expense, net
Other (income)/expense, net (GAAP)	$10,322	$7,921	$17,738	$8,926
Less: Warrant revaluation	—	—	(2,264)	—
Less: SPAC wind-down write-off	—	—	(2,742)	—
Plus/(less): Change in acquisition earnout liability fair value	738	(7,613)	(2,103)	(7,613)
Less: Accrual of proposed civil penalty	(15,000)	—	(15,000)	—

Other (income)/expense, net (adjusted)	(3,940)	308	(4,371)	1,313
Provision for income taxes
Provision for income taxes (GAAP)	$20,642	$25,515	$69,777	$165,614
Plus: Impact of the excess tax benefit for stock vesting	—	—	8,102	6,922
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	—	—	5,762	—
Plus: Release of valuation allowance	5,881	—	5,881	—

Adjusted provision for income taxes	26,523	25,515	89,522	172,536
Plus: Resulting tax impact (2)	3,441	8,496	23,628	21,644

Provision for income taxes (adjusted)	29,964	34,011	113,150	194,180
Net income
Net income (GAAP)	$59,660	$65,173	$254,223	$438,324
Plus: Adjustments (3)	17,562	22,529	61,102	47,191

Net income (adjusted)	77,222	87,702	315,325	485,515
Net income attributable to noncontrolling interest	—	—	—	(573)

Net income attributable to Houlihan Lokey, Inc. (GAAP)	59,660	65,173	254,223	437,751
Net income attributable to Houlihan Lokey, Inc. (adjusted)	77,222	87,702	315,325	484,942
Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,107,465	67,461,779	67,586,263	68,259,708
Plus: Impact of unvested GCA retention and deferred share awards	1,591,157	—	1,927,786	—

Fully diluted shares outstanding (adjusted)	69,698,622	67,461,779	69,514,049	68,259,708
Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$0.88	$0.97	$3.76	$6.41
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.11	$1.30	$4.54	$7.10

(1)	The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)	Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)	Consists of all adjustments identified above net of the associated tax impact.

Contact Information

Investor Relations

212.331.8225

IR@HL.com

Public Relations

212.331.8223

PR@HL.com